LEGG MASON GLOBAL ASSET MANAGEMENT TRUST
LEGG MASON INTERNATIONAL OPPORTUNITIES BOND FUND


Sub-Item 77q1

Registrant incorporates by reference Registrant's
MANAGEMENT AGREEMENT and SUBADVISORY AGREEMENT filed as exhibits to the Fund's Form N-1A filed on December 1, 2009.
(Accession No. 0000898432-09-001420)